EXHIBIT 10.16


           HUNTER DRUMS LIMITED          RUSSELL-STANLEY HOLDINGS, INC.
         5420 North Service Road               230 Half Mile Road
           Burlington, Ontario                 Red Bank, NJ 07701
              Canada L7L6C7






                                                                October 30, 1997



Mr. Michael W. Hunter
Hunter Drums Limited
5420 North Service Road
Burlington, Ontario
Canada  L7L6C7

Dear Michael:

                  In order to provide you with additional incentive to remain President of Hunter Drums Limited ("HDL"), a wholly owned subsidiary of Russell-Stanley Holdings, Inc. (the "Company"), HDL hereby agrees to provide you with the compensation provided herein, in addition to the benefits provided in the Employment Agreement among yourself, HDL and the Company, dated the date hereof (the "Employment Agreement").

                  HDL agrees to pay you or your legal personal representatives, in arrears, the sum of Cdn $58,334 each month through the fourth anniversary of this Agreement and the sum of Cdn $37,500 each month thereafter, through the sixth anniversary of this Agreement. In the event that (x) your employment is terminated by the Company or HDL without Cause (as defined in the Employment Agreement), (y) you choose to terminate your employment within ninety (90) days following a Severance Event (as defined in the Employment Agreement) or (z) the Company delivers a notice of non-renewal pursuant to Section 2 of the Employment Agreement and your employment terminates at the end of the initial term of the Employment Agreement, and so long as you do not breach the covenants contained in Section 12 of the Employment Agreement or your obligations under Section 6.7 of the Share Purchase Agreement (as defined in the Employment Agreement), HDL will pay you or your legal personal representatives (i) 75% of the aggregate payments remaining to be made pursuant to the preceding sentence in equal monthly installments, in arrears, during the first 50% of the remaining term of this Agreement and (ii) the remaining 25% of such aggregate payments on the sixth anniversary of this Agreement. In the event that your employment is terminated as a result of death or Permanent Disability (as defined in the Employment Agreement) or you die or suffer a Permanent Disability following the occurrence of any of the terminations of your employment referred to in clauses
(x), (y) and (z) of
the preceding sentence, then HDL shall pay you or your legal personal representatives, in lieu of any remaining payments due under this Agreement, a single lump sum equal to the present value of the remaining payments due under this Agreement, discounted to present value using a 7.5% interest rate per annum. In the event that your employment is terminated by the Company or HDL for Cause or by you (other than as a result of your death or Permanent Disability or the occurrence of any termination of your employment referred to in clause (y) of the second preceding sentence or you deliver a notice of non-renewal pursuant to Section 2 of the Employment Agreement and your employment terminates at the end of the initial term of the Employment Agreement), HDL shall not be obligated to make any of the remaining payments contained in this Agreement and this Agreement shall be null and void.

                  In the event of a Change of Control (as defined below) HDL shall pay you or your legal personal representatives, in lieu of any remaining payments due under this Agreement, a single lump sum equal to the present value of the remaining payments due under this Agreement, discounted to present value using a 7.5% interest rate per annum. For purposes of this Agreement, a Change of Control shall occur if: (i) the Company sells all or substantially all of its HDL stock or all or substantially all of the assets of HDL to a third party which is not an affiliate of the Company, (ii) Vestar Capital Partners III, L.P. and its affiliates ("Vestar") sell all or substantially all of their stock in the Company, or the Company sells all or substantially all of its assets, to a third party which is not an affiliate of Vestar, (iii) the stockholders of HDL or the Company approve a plan of liquidation or dissolution of HDL or the Company, (iv) a third party, together with its affiliates, acquires a percentage of the voting stock of the Company or HDL which exceeds the greater of (a) 30% and (b) the percentage held by Vestar (in respect of the Company) or by the Company (in respect of HDL), or (v) a third party, together with its affiliates, has more designees on the board of directors of the Company than has Vestar or on the board of directors of HDL than has the Company.

                  As consideration for HDL agreeing to make the payments described above, you agree: (i) to remain an employee of HDL until the sixth anniversary of the date hereof and (ii) not to breach the provisions of Section 12 of the Employment Agreement and Section 6.7 of the Stock Purchase Agreement.

                  The Company represents and warrants that (i) as of the date hereof, Vestar Capital Partners III, L.P. and Vestar/R-S Investment Limited Partnership beneficially own a majority of the outstanding shares of voting stock of the Company and (ii) following the consummation of the transactions contemplated by the Share Purchase Agreement and assuming the accuracy of all of the representations and warranties in Section 2.2 thereof, the Company will beneficially own all of the outstanding shares of voting stock of HDL.

                  Any money paid pursuant to this Agreement shall (i) not be taken into account as compensation for purposes of any retirement plans, be they qualified or otherwise, of the Company or HDL and (ii) be paid either by wire transfer of immediately available funds or by a check drawn on a Canadian bank account in immediately available funds.

                   This Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario, without reference to rules relating to conflicts of law, and the parties hereto attorn to the exclusive jurisdiction of the courts of the Province of Ontario for the purpose of any actions or proceedings that may be required to enforce any provision of this Agreement. In addition, each party has designated the same agents for service of process under this Agreement as under the Employment Agreement.

                  This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior or other agreements or understandings between the Company, or any of its affiliates, and yourself with respect to the subject matter hereof, other than the Employment Agreement and the Stock Purchase Agreement.

                  This Agreement may only be amended by written agreement of the parties hereto.

                  The Company hereby (i) covenants, acknowledges and agrees that all representations, warranties, covenants, undertakings and other agreements contained herein on the part of HDL are joint and several obligations of HDL and the Company and (ii) guarantees the obligations of HDL under this Agreement and agrees to cause HDL to comply with the terms of this Agreement. This guarantee shall be a continuing and irrevocable guarantee and shall survive the termination of this Agreement. Without limitation, the obligations of this guarantee shall not be released, discharged or affected by any extensions of time or indulgences or modifications granted by the Executive in favor of HDL, or by any failure to enforce any of the terms of this Agreement or by the bankruptcy, insolvency, dissolution, amalgamation, winding-up or reorganization of HDL, and the Company hereby waives any right to require the Executive to exhaust any action or recourse against HDL before requiring performance by the Company pursuant to this guarantee.

                  Two signed copies of this Agreement have been enclosed, please sign them and return one to us as soon as possible for our records.

Russell-Stanley Holdings, Inc.



By: /s/ Daniel W. Miller                          /s/ Michael W. Hunter

         Name:    Daniel W. Miller                   Michael W. Hunter
         Title:   Senior Vice President & CEO


Hunter Drums Limited


By: /s/ Michael W. Hunter
         Name:    Michael W. Hunter
         Title:   President